UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2006
Date of Report (Date of earliest event reported)

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

101 Convention Center Drive, Suite 700
Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

(702) 929-5389
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 6, 2006, Bryan Wilson was appointed as a member of the Board of Directors of Aberdene Mines Limited (the “Company”).

Mr. Wilson has enjoyed a varied career in the fields of mining exploration and development for 18 years and financial services for 12 years. He has filled various roles such as Project Geologist/Manager for Shell Canada, Consultant, Financial Advisor for Scotia McLeod, Mining Analyst for C.M. Oliver and Corporate Finance Specialist for Dominick & Dominick and Thames Capital.

Within the mining industry, Mr. Wilson has acquired broad international exposure to a variety of mineral commodities and has worked throughout the world. In 1981, Shell's East Kemptville Tin Mine was discovered and developed under his supervision (50.0 million tonnes @ 0.23% Tin).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)              Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release Dated March 3, 2006 announcing the agreement of Bryan Wilson to join the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERDENE MINES LIMITED

Date: March 6, 2006
	By:	/s/ Brent Jardine
BRENT JARDINE
President, Chief Executive Officer,
and Director